Exhibit 99.1

CommScope Raises Second Quarter 2014 Sales and Earnings Guidance

To Reflect Strong Wireless Performance

HICKORY, NC, June 9, 2014—CommScope Holding Company, Inc. (NASDAQ: COMM), a global provider of connectivity and essential infrastructure solutions for wireless, business enterprise and residential broadband networks, has raised its sales and earnings guidance for the second quarter of 2014.

“While there will continue to be volatility in carrier spending patterns, our wireless business has performed very well,” said Mark Olson, CommScope executive vice president and chief financial officer. “Wireless operators are investing in our industry-leading macro cell site and small cell distributed antenna system (DAS) solutions to improve network coverage and capacity. We are also encouraged by the continued growth in our Enterprise segment and the improving profitability in our Broadband segment.”

CommScope management provided the following second quarter and full year 2014 guidance, which assumes stable business conditions, and excludes the amortization of purchased intangibles, restructuring charges, costs associated with the recent debt transaction and other special items:

Second Quarter 2014 Guidance:

•	Sales of $1.025 billion to $1.050 billion, up 10 percent year over year at the midpoint of the range

•	Adjusted operating income of $235 million to $245 million, up 30 percent year over year at the midpoint of the range

•	Adjusted earnings per diluted share of $0.63 to $0.66, up 11 percent year over year at the midpoint of the range, reflecting the higher year-over-year share count

Calendar Year 2014 Guidance:

As previously announced, the company expects sales growth to moderate in the second half of the year as North American wireless operator spending patterns appear to be weighted more to the first half of the year. The company reaffirmed its calendar year 2014 guidance:

•	Sales growth in the high single digits to low double digits

•	Adjusted operating margin expansion

•	Adjusted effective tax rate trending toward long-term target of 35% - 37%

•	Significant adjusted net income and adjusted EPS growth

•	Strong free cash flow

About CommScope

CommScope (NASDAQ: COMM, www.commscope.com) has played a role in virtually all the world’s best communication networks. We create the infrastructure that connects people and technologies through every evolution. Our portfolio of end-to-end solutions includes critical infrastructure our customers need to build high-performing wired and wireless networks. As much as technology changes, our goal remains the same: to help our customers create, innovate, design, and build faster and better. We’ll never stop connecting and evolving networks for the business of life at home, at work, and on the go.

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

Forward Looking Statements

This Press Release and any other oral or written statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements are identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “guidance” and similar expressions. This list of indicative terms and phrases is not intended to be all-inclusive. These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on communication systems; concentration of sales among a limited number of customers or distributors; changes in technology; our ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; industry competition and the ability to retain customers through product innovation, introduction and marketing; risks associated with our sales through channel partners; possible production disruptions due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; the risk our global manufacturing operations suffer production or shipping delays causing difficulty in meeting customer demands; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand or quality standards for our products; our ability to maintain effective information management systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches or computer viruses; product performance issues and associated warranty claims; significant international operations and the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; risks associated with currency fluctuations and currency exchange; the divestiture of one or more product lines; political and economic instability, both in the U.S. and internationally; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities, including delays or challenges related to removing, transporting or reinstalling equipment, that may affect ability to meet customer demands for products; possible future restructuring actions; possible future impairment charges for fixed or intangible assets, including goodwill; increased obligations under employee benefit plans; cost of protecting or defending intellectual property; changes in laws or regulations affecting us or the industries we serve; costs and challenges of compliance with domestic and foreign environmental laws and the effects of climate change; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers; our ability to attract and retain qualified key employees; allegations of health risks from wireless equipment; availability and adequacy of insurance; natural or man-made disasters or other disruptions; income tax rate variability and ability to recover amounts recorded as value-added tax receivables; labor unrest; risks associated with future research and development projects; increased costs as a result of operating as a public company; our ability to comply with new regulations related to conflict minerals; risks associated with the seasonality of our business; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; cash requirements to service indebtedness; ability of our lenders to fund borrowings under their credit commitments; changes in capital availability or costs, such as changes in interest rates, security ratings and market perceptions of the businesses in which we operate, or the ability to obtain capital on commercially reasonable terms or at all; continued global economic weakness and uncertainties and disruption in the capital, credit and commodities markets; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond our control. These and other factors are discussed in greater detail in our 2013 Annual Report on Form 10-K and Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 2, 2014. Although the information contained in this Press Release represents our best judgment at the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. We are not undertaking any duty or obligation to update these statements as a result of actual results, new information, future events or otherwise.

Investor Contacts:	News Media Contact:
Mark Huegerich, CommScope	Rick Aspan, CommScope
+1 828-431-2540	+1 708-236-6568

publicrelations@commscope.com
Phil Armstrong, CommScope
+1 828-323-4848

Source: CommScope